EXHIBIT 4-qqq

[FORM OF CASH-SETTLED INDENTURE PRE-PAID PURCHASE CONTRACT]

REGISTERED	REGISTERED
No. [ ]	_________ Purchase Contracts
(each Purchase Contract
having an issue price of
$_________)
CUSIP:

[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Purchase Contracts in definitive registered form, this Purchase Contract may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]1

THIS CASH-SETTLED INDENTURE PRE-PAID CONTRACT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (LAW NO.25 OF 1948, AS AMENDED, THE “FIEA”). THIS CASH-SETTLED INDENTURE PRE-PAID CONTRACT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY RESIDENT OF JAPAN (AS DEFINED UNDER ITEM 5, PARAGRAPH 1, ARTICLE 6 OF THE FOREIGN EXCHANGE AND FOREIGN TRADE ACT (LAW NO. 228 OF 1949, AS AMENDED)) OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO OR FOR THE ACCOUNT OR BENEFIT OF A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF AND OTHERWISE IN COMPLIANCE WITH THE

1 Applies to global purchase contracts.

FIEA AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.2

2 If this purchase contract is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

MORGAN STANLEY FINANCE LLC

GLOBAL CASH-SETTLED PRE-PAID PURCHASE CONTRACT SETTLING _______

This Cash-Settled Indenture Pre-paid Purchase Contract is one of the Cash-Settled Indenture Pre-Paid Purchase Contracts settling ____________ (the “Purchase Contracts”), initially issued as part of a [Separable] Unit Mandatorily Exchangeable for ______________ (a “Unit”) consisting of [(i) one Purchase Contract, (ii) one ______ Note settling ____________ (a “_____ Note”) and (iii) one ________ Warrant settling ______________ (a “_______ Warrant”)]3. The Units are governed by a Unit Agreement dated as of February 16, 2016, among the Issuer, Morgan Stanley, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as Unit Agent, Trustee and Paying Agent under the Senior Indenture (as defined on the reverse hereof) and Warrant Agent (the “Warrant Agent”) under the Warrant Agreement dated as of February 16, 2016, among the Issuer, the Guarantor and The Bank of New York Mellon. [Prior to ___________ (the “[Automatic] Separation Date”), the Notes, the Purchase Contracts and the _______ Warrants may be purchased and transferred only as Units. On the [Automatic] Separation Date, the Units will [automatically] separate into their constituent [recite components] (which will thereafter trade under separate CUSIP numbers), and the Units will cease to exist.] Any holder of a Purchase Contract by his acceptance thereof agrees to (in the absence of any applicable administrative ruling or judicial determination to the contrary) treat the Notes, the Purchase Contracts and Warrants, if any, initially comprising Units as separate securities and to file all United States federal, state and local tax returns consistent with the treatment of such Units as constituted by separate securities.

Purchase Contract Property
Amount of Purchase Contract Property Deliverable Per Purchase Contract
Settlement	Cash[4]
Contract Settlement Date
[Determination Dates]
Calculation Agent	Morgan Stanley & Co. LLC

3 Include, as applicable, securities issued by Morgan Stanley Finance LLC or by an entity affiliated or not affiliated with Morgan Stanley Finance LLC, a basket of those securities, an index or indices of those securities or any other property; currencies; commodities; any other property; or any combination of the above.

4 Include formula for deriving cash-settlement amount.

Other Provisions

Morgan Stanley Finance LLC, a Delaware limited liability company (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to ________ [CEDE & CO.]5, or registered assignees, the amount of Purchase Contract Property, as determined in accordance with the provisions set forth under “Settlement” above, due with respect to _________ PURCHASE CONTRACTS on the Contract Settlement Date (including as a result of acceleration or otherwise) specified above.

Reference is hereby made to the further provisions of this Purchase Contract set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Purchase Contract shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

5 Applies to global purchase contracts.

IN WITNESS WHEREOF, the Issuer has caused this Purchase Contract to be duly executed.

DATED: [ ]	MORGAN STANLEY FINANCE LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the securities referred to in the within-mentioned Senior Indenture. THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

FORM OF REVERSE OF SECURITY

This Cash-Settled Indenture Pre-paid Purchase Contract is one of a duly authorized issue of Cash-Settled Indenture Prepaid Purchase Contracts known as the Cash-Settled Indenture Pre-paid Purchase Contracts settling _____________ (the “Purchase Contracts”) of the Issuer. The Purchase Contracts are issuable under a Senior Indenture, dated as of February 16, 2016, among the Issuer, the Guarantor and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture) (as the same may be amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Guarantor, the Trustee and holders of the Purchase Contracts and the terms upon which the Purchase Contracts are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York Mellon at its corporate trust office in The City of New York6 as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Purchase Contracts. The terms of individual Purchase Contracts may vary, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

This Purchase Contract and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency. Any payment due on this Purchase Contract is fully and unconditionally guaranteed (the “Guarantee”) by the Guarantor on an unsecured basis.

[This Purchase Contract is not redeemable prior to maturity.]

[Set forth procedures for separation of Unit, if not automatic, to the extent not otherwise described in Unit.]

This Purchase Contract, and any Purchase Contract or Purchase Contracts issued upon transfer or exchange hereof, is issuable only in fully registered form in minimum denominations of ______ Purchase Contract[s] and any integral multiple of ______ Purchase Contract[s] in excess thereof.

The Trustee has been appointed registrar for the Purchase Contracts (the “Registrar,” which term includes any successor registrar appointed by the Issuer), and the Registrar shall maintain at its office in The City of New York a register

6 Morgan Stanley Finance LLC will need to appoint an offshore paying agent in connection with issuances of Purchase Contracts outside of the U.S.

for the registration and transfer of Purchase Contracts. This Purchase Contract may be transferred at the aforesaid office of the Registrar by surrendering this Purchase Contract for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Purchase Contract or Purchase Contracts having identical terms and provisions and having a like number of Purchase Contracts in authorized denominations, subject to the terms and conditions set forth herein. Purchase Contracts are exchangeable at said office for other Purchase Contracts of other authorized denominations and having identical terms and provisions. All such exchanges and transfers of Purchase Contracts shall be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Purchase Contracts surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Purchase Contracts delivered upon any exchange or transfer of Purchase Contracts shall be such that no gain or loss of interest results from such exchange or transfer.

In case any Purchase Contract shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Purchase Contract or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Purchase Contract of like tenor in exchange for the Purchase Contract so mutilated or defaced, or in lieu of the Purchase Contract so destroyed or lost or stolen, but, if this Purchase Contract is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Issuer and the Guarantor that this Purchase Contract was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Purchase Contract shall be borne by the owner of the Purchase Contract mutilated, defaced, destroyed, lost or stolen.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including a default in payment of the Purchase Contract Property (as defined on the face of this instrument) or any other amount due with respect to the series of Prepaid Purchase Contracts of which this Purchase Contract forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and the Guarantor and to the Trustee, if given by the holders of the debt securities, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Purchase Contract, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and the Guarantor and to the Trustee, if given by the holders of the debt securities, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities including a default in the payment of the Purchase Contract Property) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

For purposes of such default provisions and any other provisions of the Senior Indenture that require a calculation of a percentage of the principal amount of debt securities outstanding under the Senior Indenture, such Purchase Contract shall be deemed to represent a principal amount outstanding equal to [the purchase price of the Units including such Purchase Contract at issuance].7

The Senior Indenture permits the Issuer, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer, the Guarantor and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or alter certain provisions of the Senior Indenture relating

7 Unless otherwise indicated in the Issuer Order.

to debt securities not denominated in U.S. dollars, or impair or affect the rights of any holder of any series to institute suit for the payment thereof, or (except in accordance with Section 13.13 of the Senior Indenture) remove the Guarantee on this Purchase Contract or (b) reduce the aforesaid percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture.

So long as this Purchase Contract shall be outstanding, the Issuer shall cause to be maintained an office or agency for the payment of the Purchase Contract Property or any other amount due with respect to this Purchase Contract as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Purchase Contracts. The Issuer may designate other agencies for the payment of said Purchase Contract Property or other amounts at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to Purchase Contract Property paid by the Issuer and held by the Trustee or any Paying Agent for payment of any Purchase Contract that remains unclaimed at the end of two years after such Purchase Contract shall have become due and payable (whether on the Contract Settlement Date (as defined on the face of this instrument) or as a result of acceleration or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Purchase Contracts that such Purchase Contract Property shall be repaid to the Issuer and any person claiming such Purchase Contract Property shall thereafter look only to the Issuer or the Guarantor, as the case may be, for payment thereof and (ii) such Purchase Contract Property shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such Purchase Contract Property shall thereupon cease, without limiting in any way any obligation that the Issuer may have to pay the Purchase Contract Property on this Purchase Contract.

No provision of this Purchase Contract or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Purchase Contract Property on this Purchase Contract at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Purchase Contract.

Prior to due presentment of this Purchase Contract for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the holder in whose name this Purchase Contract is registered as the owner hereof for all purposes, whether or not this Purchase Contract be overdue, and none of the Issuer, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Purchase Contract Property on this Purchase Contract, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer, the Guarantor or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Purchase Contract shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Purchase Contract which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Purchase Contract and all rights thereunder, hereby irrevocably constituting and appointing ________ attorney to transfer such purchase contract on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Purchase Contract in every particular without alteration or enlargement or any change whatsoever.

12